                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is entered into as of September ___, 1996 by and between Storm Primax, Inc. a California corporation ("Storm California"), and Storm Primax Delaware, a Delaware corporation ("Storm Delaware").

                                  WITNESSETH:

     WHEREAS, Storm Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

     WHEREAS, Storm California is a corporation duly organized and existing under the laws of the State of California;

     WHEREAS, on the date of this Merger Agreement, Storm Delaware has authority to issue 1,000 shares of Common Stock, par value $0.001 per share (the "Storm Delaware Common Stock"), of which 100 shares are issued and outstanding and owned by Storm California;

     WHEREAS, on the date of this Merger Agreement, Storm California has authority to issue 40,000,000 shares of Common Stock (the "Storm California Common Stock"), of which 4,983,756 shares are issued and outstanding, and 40,000,000 shares of Preferred Stock (the "Storm California Preferred Stock"), of which 26,852,815 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors for Storm Delaware and Storm California have determined that, for the purpose of effecting the reincorporation of Storm California in the State of Delaware, it is advisable and to the advantage of said two corporations and their shareholders that Storm California merge with and into Storm Delaware upon the terms and conditions herein provided; and

     WHEREAS, the respective Boards of Directors of Storm Delaware and Storm California, the stockholders of Storm California, and the sole stockholder of Storm Delaware have adopted and approved this Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Storm California and Storm Delaware hereby agree to merge as follows:

     1.  Merger.  Storm California shall be merged with and into Storm Delaware,
         ------
and Storm Delaware shall survive the merger ("Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     2.  Governing Documents.  The Certificate of Incorporation of Storm
         -------------------
Delaware shall be amended to read in full as follows:

FIRST:      The name of the Corporation is Storm Technology, Inc. (hereinafter
- -----       sometimes referred to as the "Corporation").

SECOND:     The address of the registered office of the Corporation in the
- ------      State of Delaware is Incorporating Services, Ltd., 15 East North
            Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD:      The purpose of the Corporation is to engage in any lawful act or
- -----       activity for which a corporation may be organized under the General
            Corporation Law of Delaware.

FOURTH:
- ------

     A.     Classes of Stock.  The Corporation is authorized to issue
            ----------------
            two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares of all classes of stock which the Corporation is authorized to issue is Thirty Six Million Four Hundred Fifty Seven Thousand seventeen (36,457,017). The total number of shares of Preferred Stock the Corporation shall have authority to issue is Seven Million One Hundred Five Thousand Nine Hundred Eighty-Four (7,105,984), $0.001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is Thirty Million (30,000,000), $0.001 par value per share.

     B.     Rights, Preferences and Restrictions of Preferred Stock.  The
            -------------------------------------------------------
            Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The first series of Preferred Stock shall be designated "Series A Preferred Stock," which series shall consist of 749,999 shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock," which series shall consist of 114,582 shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock," which series shall consist of 818,215 shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock," which series shall consist of 689,892 shares. The fifth series of Preferred Stock shall be designated "Series E" Preferred Stock," which series shall consist of 4,084,329. The sixth series of Preferred Stock shall be designated "Series F Preferred Stock," which series shall consist of 148,967. The relative rights, preferences, privileges and restrictions granted to or imposed upon the shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are as follows:

            1.   Dividend Provisions
                 -------------------

                 (a) The holders of the then outstanding Series A Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding

Series B, Series C, Series D, Series E and Series F Preferred Stock, when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.32 per share payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series C, Series D, Series E and Series F Preferred Stock when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.40 per share, payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series C Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series D, Series E and Series F Preferred Stock when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.40 per share, payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series D Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series C, Series E and Series F Preferred Stock and when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate per annum of $0.40 per share, payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series E Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series C, Series D and Series F Preferred Stock when, as and if, declared by the Board of Directors, out of any assets at the time legally available therefore, dividends in cash at the rate per annum of $0.08 per share payable in preference and priority to any payment of any cash dividend on Common Stock. The holders of the then outstanding Series F Preferred Stock shall be entitled to receive in any fiscal year, pari passu with the then outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock, when as and if, declared by the Board of Directors, out of any assets at the time legally available therefore dividends in cash at the rate per annum of $0.40 per share payable in preference and priority to any payment of any cash dividend on Common Stock. The right to such cash dividends on the Preferred Stock shall not be cumulative, and no right shall accrue to holders of the Preferred Stock by reason of the fact that dividends on such shares are not declared in any prior year. No dividends shall be paid on any Common Stock unless an equal dividend is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to the aggregate amount of such dividends for all Common Stock into which each such share of Preferred Stock could then be converted.

                 (b) Each holder of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the Corporation in connection with the repurchase of Common Stock issued to or held by employees, directors or consultants upon termination of their employment or services pursuant to agreements providing for such repurchase.

            2.   Preference on Liquidation.
                 -------------------------

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation, distributions to the shareholders of the Corporation shall be made in the following manner:

                      (i) The holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Series E Preferred Stock or to the holders of the Common Stock by reason of their ownership of such stock, (A) the amount of $4.00 per share for each share of Series A Preferred Stock, the amount of $4.80 per share for each share of Series B Preferred Stock, the amount of $4.80 per share for each share of Series C Preferred Stock, the amount of $5.20 per share for each share of Series D Preferred Stock, the amount of $12.40 per share for each share of Series F Preferred Stock, then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (B) an amount equal to all declared but unpaid dividends on the Series A, Series B, Series C, Series D and Series F Preferred Stock as provided in Section 1 above. If the assets and funds thus distributed among the holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock in proportion to their aggregate preferential amount. After payment has been made to the holders of the Series A, Series B, Series C, Series D and Series F Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, (A) the amount of $0.80 per share for each share of Series E Preferred Stock, then held by them, adjusted for any stock split, combination, consolidation, or stock distributions or stock dividends with respect to such shares, and (B) an amount equal to all declared but unpaid dividends on the Series E Preferred Stock as provided in
Section 1 above.

                      (ii) After payment has been made to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Common Stock and the Preferred Stock shall be entitled to receive, out of the remaining assets, based on the number of shares of Common Stock then held, with each share of Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible, the amount of $12.00 per share (appropriately adjusted for stock dividends, stock splits, reverse stock splits and similar events). If $12.00 per share has been paid to the holders of Preferred Stock as provided by this Section 2(a)(ii), then each share of Common Stock shall be entitled to receive, in addition, an amount equal to all declared but unpaid dividends, if any, on the respective shares of Common Stock then held by them. If, upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and property legally available to be distributed among the holders of the Common Stock and Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and property of the Corporation legally available for distribution shall be distributed ratably among such holders, based on the number of shares of Common Stock then held by each such holder, with each share of Preferred Stock treated as the number of shares of Common Stock into which such share of Preferred Stock is then convertible.

                      (iii) After payment has been made to the holders of the Common Stock and Preferred Stock of the full preferential amounts to which they shall be entitled, if any, as aforesaid, the holders of the Common Stock shall be entitled to share ratably in all remaining assets to be distributed, based upon the number of shares of Common Stock then held by such holders.

                 (b) A consolidation or merger of the Corporation with or into any other corporation or corporations (other than a wholly-owned subsidiary), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or the consummation of any transaction or series of related transactions which results in the corporation's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity shall be deemed a liquidation, dissolution or winding up within the meaning of this Section 2.

                 (c) In the event the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2, the Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any shareholders' meeting called to approve such action, whichever is earlier, give each holder of shares of the Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of shares of the Preferred Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, the Corporation shall promptly give written notice to each holder of shares of the Preferred Stock of such material change.

                 (d) The Corporation shall not consummate any proposed action of the type described in subsection (a) or (b) of this Section 2 before the expiration of thirty (30) days after the mailing of the initial written notice or ten (10) days after the mailing of any subsequent written notice, whichever is later; provided, however, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Preferred Stock.

                 (e) If the Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2 which will involve the distribution of assets other than cash, the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of shares of the Preferred Stock and the Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of the Preferred Stock.

            3.   Voting Rights.
                 -------------

                 (a) Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation and, except as provided in paragraph (b) below, shall vote with holders of the Common Stock upon any matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                 (b) The holders of shares of Common Stock and Series A, Series B, Series C, Series D and Series F Preferred Stock shall be entitled, voting as a separate class, to elect three members of the Board of Directors of the Corporation. The holders of shares of Series E Preferred Stock shall be entitled, voting as a separate class, to elect three members of the Board of Directors of the Corporation. The holders of shares of Common Stock and Preferred Stock shall be entitled, voting together, to elect the remaining member of the Board of Directors of the Corporation which is fixed at seven (7) members. In the case of any vacancy in the office of a director elected by the holders of a particular class of stock, the vacancy may be filled only by the vote of the holders of such class of stock. Any director who shall have been elected by the holders of a particular class of stock may be removed without cause by, and only by, the applicable vote of the holders of shares of such class of stock. The provisions of this paragraph 3(b) shall expire and be of no further force or effect immediately upon conversion of the outstanding shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock.

            4.   Conversion Rights.  The holders of Series A, Series B, Series
                 -----------------
C, Series D, Series E and Series F Preferred Stock shall have conversion rights as follows:

                 (a) Each share of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the principal office of the Corporation or any transfer agent for such shares, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock into which each share of Series A Preferred Stock may be converted shall be determined by dividing $4.00 for the Series A Preferred Stock by the Series A Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series A Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion of any shares of Series A Preferred Stock shall be $4.00 for the Series A Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by dividing $4.80 for the Series B Preferred Stock by the Series B Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series B Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series B Preferred Stock shall be $4.80 for the Series B Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing $4.80 for the Series C Preferred Stock by the Series C Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series C Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series C Preferred Stock shall be $4.80 for the Series C Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series D Preferred Stock may be converted shall be determined by dividing $5.20 for the Series D Preferred Stock by the Series D Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series D Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series D Preferred Stock shall be $5.20 for the Series D Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series E Preferred Stock may be converted shall be determined by dividing $0.80 for the Series E Preferred Stock by the Series E Conversion Price determined as hereinafter provided in effect at the time of the conversion. The Series E Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series E Preferred Stock shall be $0.80 for the Series E Preferred Stock, subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series F Preferred Stock may be converted shall be determined by dividing $12.40 for the Series F Preferred Stock by the Series F Conversion Price determined as hereinafter provided in effect at the time of conversion. The Series F Conversion Price per share at which shares of Common Stock shall be initially issuable upon conversion on any shares of Series F Preferred Stock shall be the lower of (i) $12.40 and (ii) the price per share at which the corporation sells shares its initial public offering divided by $4.80, subject to adjustment as provided herein.

          (b) Each share of Preferred Stock shall be converted into Common Stock automatically in the manner provided herein upon the earlier to occur of (i) the time the consent of at least 66-2/3% of the outstanding Preferred Stock to such conversion is obtained, or (ii) the closing of the sale of the Corporation's securities pursuant to a firm commitment underwritten public offering from which the Corporation receives gross proceeds of not less than $7,500,000 at a purchase price of not less than $7.80 per share (as adjusted for stock splits, stock dividends, reorganizations and the like).

          (c) Before any holder of Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the principal office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such holder's nominee or nominees, certificates for the number of whole shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation and all such fractional shares shall be disregarded. In lieu thereof, the Corporation shall pay in cash the fair market value of such fractional share as determined by the Board of Directors of the Corporation. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

          (d) In case the Corporation shall at any time (i) subdivide the outstanding Common Stock, or (ii) issue a stock dividend on its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately increased by the same ratio as the subdivision or dividend (with appropriate adjustments in the Conversion Price of each series of Preferred Stock). In case the Corporation shall at any time combine its outstanding Common Stock, the number of shares of Common Stock issuable upon conversion of the Preferred Stock immediately prior to such combination shall be proportionately decreased by the same ratio as the combination (with appropriate adjustments in the Conversion Price of each series of the Preferred Stock). All such adjustments described herein shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

          (e) In case of any capital reorganization (other than in connection with a merger or other reorganization in which the Corporation is not the continuing or surviving entity) or any reclassification of the Common Stock of the Corporation, the Preferred Stock shall thereafter be convertible into that number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the shares of Preferred Stock immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization, or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, such that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.

          (f) Upon each issuance by the Corporation of any Additional Stock (as defined below) after the date upon which any shares of the Series F Preferred Stock were first issued (the "Purchase Date"), (1) without consideration or for a consideration per share less than the Conversion Price for the Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series C Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to equal the per share consideration received by the Corporation for such issuance, but in no event shall such Conversion Price be adjusted to less than $4.00 or (2) without consideration or for a consideration per share less than the Conversion Price for the Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to equal the per share consideration received by the Corporation for such issuance, but in no event shall such Conversion Price be adjusted to less than $4.00 or
(3) without consideration or for a consideration per share less than the Conversion Price for the Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for Series F Preferred Stock in effect immediately prior to each such issuance shall forthwith be adjusted to equal the per share consideration received by the Corporation for such issuance, but in no event shall such Conversion Price be adjusted to less than $4.00 (provided that for the purposes this section the Conversion Price for Series F Preferred Stock shall initially be set at $12.40). For the purposes of this Section 4(f), the following provisions shall be applicable:

          (i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other reasonable expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

          (iii) In the case of the issuance (on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(f)(iii):

                (A) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(f)(i) and 4(f)(ii)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                (B) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(f)(i) and 4(f)(ii)).

                (C) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series C and Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                (D) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series C and Series D Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                (E) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to this subsection 4(f) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(f)(iii)(C) and (D).

          (iv) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(f)(iii)) by the Corporation after the applicable Purchase Date other than:

                (A) all shares of Common Stock issued and outstanding on the date this document is filed with the California Secretary of State;

                (B) all shares of Common Stock issued on conversion of Series A Preferred, Series B Preferred, Series C Preferred, Series D, and Series E and Series F Preferred Stock;

                (C) all shares of Common Stock issued or issuable to officers, directors, consultants or employees of the Corporation at any time after the date of incorporation of the Corporation pursuant to a stock option plan or restricted stock plan unanimously approved by the Corporation's Board of Directors so long as the total number of shares of Common Stock so issued or issuable (and not repurchased at cost by the Corporation in connection with the termination of employment) does not exceed 1,111,210;

                (D) all securities issued or issuable in connection with capital assets, leases or borrowings that are unanimously approved by the Corporation's Board of Directors; and

                (E)  all shares of Series F Preferred Stock.

          (g)  In case:

               (i) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend, or any other distribution, payable otherwise than in cash; or

               (ii) the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

               (iii) the Corporation shall effect a capital reorganization of the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock), consolidation or merger of the Corporation (other than a merger or other reorganization in which the Corporation is not the continuing or surviving entity); then, and in any such case, the Corporation shall cause to be mailed to the holders of its outstanding Preferred Stock, at least twenty (20) days prior to the date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or such action is to be taken in connection with such reorganization, reclassification, merger or consolidation.

          (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Preferred Stock from time to time outstanding.

The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Preferred Stock at the time outstanding.

         5.   Changes.
              -------

              (a) So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least two-thirds of the total number of shares of Preferred Stock outstanding, voting together as a separate class: (1) alter or change any of the powers, preferences, privileges or rights of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock; (2) increase the authorized number of shares of Preferred Stock; (3) amend the provisions of this Section 5; (4) undertake or effect any consolidation or merger of the Corporation with or into another corporation (except into or with a wholly-owned subsidiary) or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person or effectuate any transaction or series of related transactions which results in the corporation's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity; (5) create any new class or series of shares having preferences prior to or being on a parity with the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock as to dividends or liquidation;
(6) repurchase any shares of outstanding Common Stock except upon termination of employment or pursuant to an employee stock plan or agreement duly approved by the Corporation's Board of Directors; (7) declare or pay any dividends on the Corporation's Common Stock or (8) amend the Corporation's Bylaws to change the provision regarding directors that provides for a number of directors different than seven (7).

          (b) So long as any shares of Series E Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series E Preferred Stock outstanding, voting together as a separate class, undertake or effect any consolidation or merger of the Corporation with or into another corporation (except into or with a wholly-owned subsidiary) or any acquisition by or the conveyance of all or substantially all of the assets of the Corporation to another person or effectuate any transaction or series of related transactions which results in the corporation's shareholders immediately prior to such transaction not holding at least 50% of the voting power of the surviving or continuing entity and pursuant to which the consideration per share to be paid to the shareholders of the Corporation is less than $8.00.

FIFTH:  The following provisions are inserted for the management of the business
- -----
         and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

     C. On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     D.  Special meetings of stockholders of the Corporation may be called only
         (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

SIXTH:
- -----

     A. The number of directors shall initially be set at seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal
- -------
         By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of By-Laws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:  A director of the Corporation shall not be personally liable to the
- ------
         Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:   The Corporation reserves the right to amend or repeal any provision
- -----
         contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided,
                                                               --------
         however, that, notwithstanding any other provision of this Certificate
         -------
         of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

The Certificate of Incorporation of Storm Delaware, as amended herein, shall continue to be the Certificate of Incorporation of Storm Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The By-Laws of Storm Delaware, in effect on the Effective Date, shall continue to be the By-Laws of Storm Delaware as the surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

         1.   Directors and Officers.  The directors and officers of Storm
              ----------------------
California shall become the directors and officers of Storm Delaware upon the Effective Date and the members of the audit committee, compensation committee and pricing committee of Storm California shall become the members of such committees for Storm Delaware.

         2.  Succession.  On the Effective Date, Storm Delaware shall succeed to
             ----------
Storm California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

         3.   Further Assurances.  From time to time, as and when required by
              ------------------
Storm Delaware or by its successors and assigns, there shall be executed and delivered on behalf of Storm California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Storm Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Storm California, and otherwise to carry out the purposes of this Merger Agreement and the officers and directors of Storm Delaware are fully authorized in the name and on behalf of Storm California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.   Stock of Storm California.
              -------------------------

              a.    Common Stock.  Upon the Effective Date, by virtue of the
                    ------------
Merger and without any action on the part of the holder thereof, three shares of Storm California Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Storm Delaware Common Stock.

              b.    Preferred Stock.  Upon the Effective Date, by virtue of the
                    ---------------
Merger and without any action on the part of the holder thereof, three shares of each series of Storm California Preferred Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Storm Delaware Preferred Stock of an equivalent series.

              c.    Fractional Shares.  No fractional shares which a Storm
                    -----------------
Delaware stockholder would otherwise be entitled to receive by reason of the exchange of Storm California stock for Storm Delaware stock shall be issued.

         5.   Stock Certificates.  On and after the Effective Date, all of the
              ------------------
outstanding certificates which prior to that time represented shares of Storm California stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Storm Delaware stock into which the shares of Storm California stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Storm Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Storm Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Storm Delaware stock evidenced by such outstanding certificate as above provided.

         6.  Options and Warrants.  Upon the Effective Date, each outstanding
             --------------------
option, warrant or other right to purchase shares of Storm California stock, including those options granted under the Amended and Restated Stock Option Plan (the "Option Plan") of Storm California, shall be converted into and become an option, warrant, or right to purchase the same number of shares of Storm Delaware stock, at a price per share equal to the exercise price of the option, warrant or right to purchase Storm California stock, and upon the same terms and subject to the same conditions as set forth in the Option Plan and other agreements entered into by Storm California pertaining to such options, warrants, or rights. A number of shares of Storm Delaware stock shall be reserved for purposes of such options, warrants, and rights equal to the number of shares of Storm California stock so reserved as of the Effective Date. As of the Effective Date, Storm Delaware shall assume all obligations of Storm California under agreements pertaining to such options, warrants, and rights, including the Option Plan, and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

         7.   Other Employee Benefit Plans.  As of the Effective Date, Storm
              ----------------------------
Delaware hereby assumes all obligations of Storm California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

         8.   Outstanding Common Stock of Storm Delaware.  Forthwith upon the
              ------------------------------------------
Effective Date, the One Hundred (100) shares of Storm Delaware Common Stock presently issued and outstanding in the name of Storm California shall be canceled and retired and resume the status of authorized and unissued shares of Storm Delaware Common Stock, and no shares of Storm Delaware Common Stock or other securities of Storm Delaware shall be issued in respect thereof.

         9.   Covenants of Storm Delaware.  Storm Delaware covenants and agrees
              ---------------------------
that it will, on or before the Effective Date:

              a. Qualify to do business as a foreign corporation in the State of California, and in all other states in which Storm California is so qualified and in which the failure so to qualify would have a material adverse impact on the business or financial condition of Storm Delaware. In connection therewith, Storm Delaware shall irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code and under applicable provisions of state law in other states in which qualification is required hereunder.

               b. File any and all documents with the California Franchise Tax Board necessary to the assumption by Storm Delaware of all of the franchise tax liabilities of Storm California.

         10.  Amendment.  At any time before or after approval and adoption by
              ---------
the stockholders of Storm California, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Storm Delaware and Storm California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

         11.  Abandonment.  At any time before the Effective Date, this Merger
              -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Storm California or Storm Delaware or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Storm Delaware and the stockholders of Storm California.

         12.  Counterparts.  In order to facilitate the filing and recording of
              ------------
this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of Storm California and Storm Delaware, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.

                                    STORM PRIMAX DELAWARE CORPORATION, a
                                    Delaware corporation


                                    By:
                                       -------------------------------------
                                       L. William Krause, President


                                    By:
                                       -------------------------------------
                                       Rick McConnell, Assistant Secretary


                                    STORM PRIMAX, INC. a California corporation


                                    By:
                                       ------------------------------------
                                       L. William Krause, President



                                    By:
                                       -----------------------------------
                                       Rick McConnell, Assistant Secretary

                            CERTIFICATE OF SECRETARY

                                       OF

                           STORM CORPORATION DELAWARE

                            (a Delaware corporation)


     I, Rick McConnell, the Assistant Secretary of Storm Primax Delaware Corporation, a Delaware corporation (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly signed on behalf of the Corporation by its Secretary under the corporate seal of the Corporation and was duly approved and adopted by a unanimous vote of the outstanding stock entitled to vote thereon by written consent of the sole stockholder of the Corporation dated September ___, 1996.

     Executed effective on the ________ day of September, 1996.



                                       -------------------------------------
                                       Rick McConnell, Assistant Secretary

                           CERTIFICATE OF APPROVAL OF

                        AGREEMENT AND PLAN OF MERGER OF

                               STORM PRIMAX, INC.

                           (a California corporation)


     L. William Krause and Rick McConnell, certify that:

     1. They are the duly elected and acting President and Assistant Secretary, respectively of Storm Primax, Inc., a California corporation (the "Corporation").

     2. This Certificate is attached to the Agreement and Plan of Merger dated as of September ___, 1996, providing for the merger of the Corporation with and into a Delaware corporation.

     3. The Agreement and Plan of Merger in the form attached hereto (the "Merger Agreement") was approved by the Board of Directors of the Corporation at a meeting duly noticed and held on June 5, 1996.

     4. The total number of outstanding shares of the Corporation entitled to vote on the merger was 4,982,522 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock, 479,167 shares of Series B Preferred Stock, 3,272,873 shares of Series C Preferred Stock, 2,759,589 shares of Series D Preferred Stock, 16,857,316 shares of Series E Preferred Stock and 483,870 shares of Series F Preferred Stock.

     5. The principal terms of the Merger Agreement were approved by an affirmative vote which exceeded the vote required, such vote being a majority of the outstanding shares of the Corporation, a majority of the total number of outstanding shares of Common Stock and a majority of the outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class.

     Dated:  September ____, 1996.

                                       -------------------------------------
                                       L. William Krause, President


                                       -------------------------------------
                                       Rick McConnell, Assistant Secretary

     The undersigned, L. William Krause, President and Rick McConnell, Assistant Secretary of Storm Primax, Inc., a California corporation, declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their knowledge.

     Executed at Sunnyvale, California, on September ___, 1996.


                                       -----------------------------------
                                       L. William Krause, President


                                       -----------------------------------
                                       Rick McConnell, Assistant Secretary